CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on to Form S-1/A of our report dated December 31, 2007, relating to the financial statements of Sino-Global Shipping America, Ltd. and to the reference to our Firm under the caption "Experts" in the Prospectus.

Friedman LLP

New York, New York
February 13, 2008